UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2004

STRATEGIC HOTEL CAPITAL, INC.

(Exact name of registrant as specified in its charter)

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

Registrant’s telephone number, including area code: (312) 658-5000

Item 5.    Other Events

On July 26, 2004, Strategic Hotel Capital, Inc. issued a press release announcing that it has signed an agreement on July 23, 2004 to acquire the Ritz-Carlton Half Moon Bay, a coastal resort located south of San Francisco, California, from an owner advised by Morgan Stanley Real Estate. The purchase price will be $124.4 million. The acquisition is subject to customary closing conditions and is expected to close in the third quarter of fiscal year 2004. A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release

Item 7.    Exhibit

(c) Exhibit

Exhibit No.	Description

99.1	Press Release dated July 26, 2004 announcing the acquisition of the Ritz-Carlton Half Moon Bay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2004

STRATEGIC HOTEL CAPITAL, INC.

By:	/s/ JAMES LYMAN
James Lyman
Chief Financial Officer

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